EXHIBIT 99

PRESS RELEASE

State National Bancshares, Inc.

(NASDAQ: SNBI)

Contact:	Tom C. Nichols	Don E. Cosby
	Chairman, President and Chief	Executive Vice President and
	Executive Officer	Chief Financial Officer

4500 Mercantile Plaza Drive
Suite 300
Fort Worth, TX 76137

Phone:	817-547-1150
Fax:	817-547-1159

FOR IMMEDIATE RELEASE	January 25, 2006

STATE NATIONAL BANCSHARES, INC. ANNUAL EARNINGS

•                  Earnings Per Share increases 10.8% for the quarter (12.4% full year)

•                  Net income increased 31.9% for the quarter (24.9% full year)

•                  Net Interest Margin increased to 5.36% for the quarter (5.34% full year)

Fort Worth, January 25, 2006.  State National Bancshares, Inc. (“SNBI”) (NASDAQ: SNBI), the parent company of State National Bank, today announced net income for fourth quarter 2005 of $5.0 million, or $0.41 per diluted common share, compared to $3.8 million, or $0.37 per diluted common share, for the comparable 2004 period.

Net income for the year ended December 31, 2005 was $16.7 million, or $1.54 per diluted common share, compared to $13.4 million, or $1.37 per diluted common share, for the comparable 2004 period.

“All of our markets continue to perform well, as evidenced by our impressive net interest margin.  We remain committed to increasing shareholder value through strategic acquisitions and expense efficiencies,” said Tom C. Nichols, Chairman, President and CEO of SNBI.  Net interest margin increased to 5.36% for the fourth quarter in 2005 from 5.14% in the same quarter in the previous year and increased to 5.34% for the year ended December 31, 2005 from 4.87% in the same period of 2004.

SNBI completed the acquisition of Heritage Financial Corporation (“Heritage”) on October 6, 2005.  The results of operations for Heritage have been included in the consolidated financial statements since the purchase date.

SNBI completed the acquisition of Mercantile Bank, Texas (“Mercantile”) on July 30, 2004.  The results of operations for Mercantile have been included in the consolidated financial statements since the purchase date.

Results of Operations

For the three months ended December 31, 2005, net income was $5.0 million compared to $3.8 million for the same period in 2004.  Net income per diluted common share was $0.41 for the three months ended December 31, 2005 compared with $0.37 for the same period in 2004, which represents an increase of 10.8% per share.  Return on average assets, average common equity and average tangible equity for the three months ended December 31, 2005 were 1.22%, 9.44% and 17.95%, respectively, and 1.11%, 10.03% and 21.62%, respectively for the three months ended December 31, 2004.  State National’s efficiency ratio was 63.99% and 65.33% for the three months ended December 31, 2005 and December 31, 2004, respectively.

Net income was $16.7 million for the year ended December 31, 2005, compared to $13.4 million for the year ended December 31, 2004.  Net income per diluted common share was $1.54 for the year ended December 31, 2005, compared to $1.37 for the comparable period in 2004 which represents an increase of 12.4% on a per share basis. Returns on average assets, average common equity and average tangible equity for 2005 were 1.17%, 9.73% and 19.33%, respectively, and 1.08%, 9.84% and 17.42%, respectively for 2004.  State National’s efficiency ratio was 64.73% and 65.96% for the year ended December 31, 2005 and December 31, 2004, respectively.

Our tax-equivalent net interest income was $18.4 million for the three months ended December 31, 2005 as compared to $14.9 million for the comparable period in 2004, an increase of 23.4%.  Our net interest margin on a fully taxable-equivalent basis was 5.36% for forth quarter of 2005 as compared to 5.14% in the same period in 2004.  These increases were primarily attributable to higher interest rates earned on our loan portfolio.   Net interest margin decreased slightly on a linked quarter basis from 5.41% at September 30, 2005 to 5.36% at December 31, 2005.  This slight decline in net interest margin was related to the deposit mix acquired from Heritage and we expect this to improve after realignment of the Heritage deposit mix.

Noninterest income was $4.9 million for the three month period ended December 31, 2005 and $4.0 million for the three month period ended December 31, 2004, a 22.0% increase.  This increase is primarily related to increased transactional and savings accounts resulting from our acquisition of Heritage as well as increased gain on sale of loans due to increased originations in the three month period ended December 31, 2005.

Noninterest expense was $15.9 million for the fourth quarter of 2005 as compared to $13.2 million for the same period in 2004, an increase of 20.6% which is primarily attributable to the acquisition of Heritage.  We incurred costs associated with two unusual events during the three month period ended December 31, 2005.  Included in noninterest expense is $230,000 in merger expenses related to the Heritage acquisition and included in salaries and employee benefits is $125,000 in severance costs related to a reduction in our mortgage origination department.

Our provision for loan losses for each of the three month periods ended December 31, 2005 and December 31, 2004 was $150,000.

Loans at December 31, 2005 totaled $1.09 billion, an increase of $140.0 million, or 14.8% from $946.2 million at December 31, 2004.

Deposits in total at December 31, 2005 totaled $1.36 billion, an increase of $230.7 million, or 20.5% from $1.13 billion at December 31, 2004.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about State National that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of State National. State National cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: the possibility that personnel changes will not proceed as planned; planned acquisitions and related cost savings cannot be realized or realized within the expected time frame; costs and uncertainties related to the outcome of pending litigation;  revenues are lower than expected; competitive pressure among depository institutions increases significantly; the integration of acquired businesses costs more, takes longer or is less successful than expected; the cost of additional capital is more than expected; a change in the interest rate environment reduces interest margins; general economic conditions, either nationally or in the market areas in which State National operates, are less favorable than expected; legislative or regulatory requirements or changes that adversely affect State National’s business or regulatory capital requirements, or that alter the regulatory capital treatment of the State National’s trust preferred securities; changes in the securities markets and other risks that are described in State National’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, State National’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. State National assumes no obligation to update such forward-looking statements.

State National Bancshares, Inc.

Financial Highlights

(Dollars in thousands, except per share data)

	Three Months Ended		Years Ended
	Dec 31, 2005	Dec 31, 2004	Dec 31, 2005	Dec 31, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest income	$23,474	$17,406	$79,070	$60,989
Interest expense	5,230	2,529	15,228	9,093
Net interest income	18,244	14,877	63,842	51,896
Provision for loan losses	150	150	900	450
Net interest income after provision for loan losses	18,094	14,727	62,942	51,446
Noninterest income	4,886	4,006	18,689	15,810
Noninterest expense	15,912	13,199	57,031	47,584
Income before income taxes	7,068	5,534	24,600	19,672
Income tax expense	2,061	1,738	7,918	6,317
Net income	$5,007	$3,796	$16,682	$13,355

Basic earnings per share	$0.42	$0.38	$1.58	$1.40
Diluted earnings per share	$0.41	$0.37	$1.54	$1.37

Period end shares outstanding	11,971,107	10,054,582	11,971,107	10,054,582
Weighted average shares outstanding (basic)	11,971,107	10,042,972	10,546,331	9,536,114
Weighted average shares outstanding (diluted)	12,297,044	10,254,217	10,812,169	9,735,874

State National Bancshares, Inc.

Average Balance Sheet Data

(Dollars in thousands)

	Three Months Ended		Years Ended
	Dec 31, 2005	Dec 31, 2004	Dec 31, 2005	Dec 31, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$1,082,133	$942,156	$989,406	$825,981
Securities	235,434	175,509	163,419	194,622
Fed funds sold and other earning assets	52,253	41,270	45,395	45,104
Total earning assets	1,369,820	1,158,935	1,198,220	1,065,707
Allowance for loan loss	(13,127)	(12,310)	(11,915)	(10,999)
Cash and due from banks	69,898	61,524	63,670	53,580
Goodwill	100,494	70,812	78,237	50,149
Other intangible assets, net	16,281	15,861	14,712	13,632
Other real estate	1,266	2,449	1,788	2,350
Fixed assets, net	47,505	31,791	38,067	27,597
Other assets	52,239	42,954	46,263	39,267
Total assets	$1,644,376	$1,372,016	$1,429,042	$1,241,283

Demand deposits	$466,397	$377,191	$416,168	$316,207
Interest bearing deposits	873,044	764,701	759,455	713,248
Total deposits	1,339,441	1,141,892	1,175,623	1,029,455
Federal funds purchased and other interest bearing liabilities	29,939	22,862	23,174	22,181
Junior subordinated debentures	47,000	47,000	47,000	44,423
Notes payable	4,199	910	1,688	952
Other liabilities	11,540	7,995	10,043	8,611
Shareholders’ equity	212,257	151,357	171,514	135,661
Total liabilities and equity	$1,644,376	$1,372,016	$1,429,042	$1,241,283

State National Bancshares, Inc.

Income Statement Data

(Dollars in thousands)

	Three Months Ended		Years Ended
	Dec 31, 2005	Dec 31, 2004	Dec 31, 2005	Dec 31, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$20,471	$15,488	$70,990	$52,951
Interest on securities	2,480	1,727	6,580	7,454
Interest on federal funds sold and other earning assets	523	191	1,500	584
Total interest income	23,474	17,406	79,070	60,989
Interest expense - deposits	4,031	1,795	11,298	6,636
Interest expense - federal funds purchased and securities sold under agreement to repurchase	248	77	635	176
Interest expense - subordinated notes payable	898	646	3,212	2,233
Interest expense - notes payable	53	11	83	48
Total interest expense	5,230	2,529	15,228	9,093
Net interest income	18,244	14,877	63,842	51,896
Provision for loan losses	150	150	900	450
Net interest income after provision for loan losses	18,094	14,727	62,942	51,446
Service charges on deposit accounts	2,750	2,500	10,166	9,333
Gain on sale of loans	797	538	2,950	2,261
Bank owned life insurance	416	308	1,364	1,259
Other income	923	660	4,209	2,957
Total noninterest income	4,886	4,006	18,689	15,810
Salaries and employee benefits	8,176	6,920	29,790	24,507
Net occupancy and equipment	2,547	2,024	9,175	7,678
Amortization of intangibles	1,031	853	3,502	2,888
Professional fees	281	337	1,298	1,143
Communication	371	298	1,227	1,016
Merger	230	—	289	285
Other	3,276	2,767	11,750	10,067
Total noninterest expense	15,912	13,199	57,031	47,584
Income before taxes	7,068	5,534	24,600	19,672
Income tax expense	2,061	1,738	7,918	6,317
Net income	$5,007	$3,796	$16,682	$13,355

State National Bancshares, Inc.

Common Share and Other Data

(Dollars in thousands except per share data)

	Three Months Ended		Years Ended
	Dec 31, 2005	Dec 31, 2004	Dec 31, 2005	Dec 31, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Book value per share	$17.73	$15.05	$17.73	$15.05
Tangible book value per share	9.23	7.01	9.23	7.01

Period end shares outstanding	11,971,107	10,054,582	11,971,107	10,054,582
Weighted average shares outstanding (basic)	11,971,107	10,042,972	10,546,331	9,536,114
Weighted average shares outstanding (diluted)	12,297,044	10,254,217	10,812,169	9,735,874

Nonaccrual loans	$8,654	$6,926	$8,654	$6,926
Accruing loans 90 or more days past due	—	68	—	68
Restructured loans	88	226	88	226
Total non-performing loans	8,742	7,220	8,742	7,220
Other real estate	927	1,943	927	1,943
Repossessed assets	8	9	8	9
Total non-performing assets	$9,677	$9,172	$9,677	$9,172

Allowance for loan losses at end of period	$12,591	$11,383	$12,591	$11,383

Net charge-offs	$856	$1,204	$1,369	$1,503

Basic earnings per share	$0.42	$0.38	$1.58	$1.40

Diluted earnings per share	$0.41	$0.37	$1.54	$1.37

State National Bancshares, Inc.

Performance and Asset Quality Ratios

	Three Months Ended		Years Ended
	Dec 31, 2005	Dec 31, 2004	Dec 31, 2005	Dec 31, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Return on average assets (annualized)	1.22%	1.11%	1.17%	1.08%
Return on average common equity (annualized)	9.44	10.03	9.73	9.84
Return on average tangible common equity (annualized)	17.95	21.62	19.33	17.42
Net interest margin (tax equivalent) (annualized)	5.36	5.14	5.34	4.87

Efficiency ratio	63.99%	65.33%	64.73%	65.96%

Non performing assets to average earning assets	0.71%	0.79%	0.81%	0.86%
Non performing assets to loans and other real estate	0.89	0.98	0.89	0.98
Net charge offs (annualized) to average loans	0.32	0.51	0.14	0.18
Allowance for loan losses to total loans	1.16	1.21	1.16	1.21

State National Bancshares, Inc.

Balance Sheet Data (at period end)

(Dollars in thousands)

	Dec 31, 2005	Sept 30, 2005	June 30, 2005	March 31, 2005	Dec 31, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$1,086,195	$973,322	$965,853	$957,037	$946,166
Securities and other investments	214,881	124,899	133,916	141,219	159,314
Federal funds sold and other earning assets	81,713	77,425	45,884	36,548	34,575
Total earning assets	1,382,789	1,175,646	1,145,653	1,134,804	1,140,055
Allowance for loan losses	(12,591)	(11,620)	(11,538)	(11,386)	(11,383)
Cash and due from banks	72,922	64,658	64,175	65,401	54,892
Goodwill	100,486	70,818	70,818	70,818	70,818
Other intangible assets, net	17,936	13,015	13,839	14,662	15,486
Other real estate	935	1,851	2,212	1,936	1,952
Premises and equipment, net	48,769	35,583	35,136	34,308	33,915
Other Assets	51,631	47,058	45,521	44,305	44,645
Total Assets	$1,662,877	$1,397,009	$1,365,816	$1,354,848	$1,350,380

Demand deposits	487,369	428,795	$401,797	$407,898	$390,159
Interest bearing deposits	869,709	721,981	725,785	717,466	736,235
Total deposits	1,357,078	1,150,776	1,127,582	1,125,364	1,126,394
Federal funds purchased and other interest bearing liabilities	28,597	27,470	21,273	18,572	18,530
Subordinated notes payable	47,000	47,000	47,000	47,000	47,000
Notes payable	5,841	810	840	870	899
Other liabilities	12,104	9,618	10,908	8,790	6,197
Total liabilities	1,450,620	1,235,674	1,207,603	1,200,596	1,199,020
Shareholders’ equity	212,257	161,335	158,213	154,252	151,360
Total liabilities and equity	$1,662,877	$1,397,009	$1,365,816	$1,354,848	$1,350,380

State National Bancshares, Inc.

Performance, Asset Quality and Capital Ratios

	Three Months Ended
	Dec 31, 2005	Sept 30, 2005	June 30, 2005	March 31, 2005	Dec 31, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Return on average assets (annualized)	1.22%	1.27%	1.14%	1.03%	1.11%
Return on average common equity (annualized)	9.44	10.85	9.70	8.97	10.03
Return on average tangible common equity (annualized)	17.95	21.54	19.51	18.91	21.62
Net interest margin (tax equivalent) (annualized)	5.36	5.41	5.35	5.24	5.14

Efficiency ratio	63.99%	63.93%	65.22%	66.03%	65.33%

Non performing assets to average earning assets	0.71%	0.61%	0.64%	0.73%	0.79%
Non performing assets to loans and other real estate	0.89	0.74	0.75	0.86	0.98
Net charge offs (annualized) to average loans	0.32	0.03	0.09	0.13	0.51
Allowance for loan losses to total loans	1.16	1.20	1.21	1.20	1.21

Tier 1 risk-based capital	11.98%	11.74%	11.84%	11.13%	10.89%
Total risk-based capital	13.04	12.82	12.96	12.21	11.98
Tier 1 leverage capital	8.69	9.71	9.61	9.36	8.82
Tangible equity to tangible assets (1)	6.19	6.23	6.10	5.80	5.55
Equity to assets	12.76	11.55	11.58	11.39	11.21

(1)  This ratio is calculated based on regulatory tangible common equity.

State National Bancshares, Inc.

Yield Analysis

Three Months Ended

	December 31, 2005			December 31, 2004
	Average Balance	Interest Income/ Expenses	Yield/ Rate(1)	Average Balance	Interest Income/ Expense	Yield/ Rate(1)
	(Dollars in thousands)
Assets:
Interest earnings assets:
Loans, net of unearned income	$1,082,133	$20,471	7.57%	$942,156	$15,488	6.58%
Securities	235,434	2,607	4.43%	175,509	1,742	3.97%
Time deposits in other banks	35,495	161	1.81%	8,944	44	1.97%
Federal funds sold	16,758	362	8.64%	32,326	147	1.82%
Total interest-earnings assets	1,369,820	23,601	6.89%	1,158,935	17,421	6.01%
Noninterest-earning assets:
Cash and due from banks	69,898			61,524
Intangible assets	116,775			86,673
Premises and equipment, net	47,505			31,791
Accrued interest receivable and other assets	53,505			45,403
Allowance for loan losses	(13,127)			(12,310)
Total noninterest-earning assets	274,556			213,081
Total assets	$1,644,376			$1,372,016
Liabilities and shareholders equity:
Interest-bearing liabilities:
Demand, savings and money market deposits	$521,784	1,473	1.13%	$472,450	581	0.49%
Time deposits	351,260	2,558	2.91%	292,251	1,214	1.66%
Fed funds purchased and securities sold under agreement to repurchase	29,939	248	3.31%	22,862	77	1.35%
Subordinated notes payable	47,000	898	7.64%	47,000	646	5.50%
Note payable	4,199	53	5.05%	910	11	4.84%
Total interest-bearing liabilities	954,182	5,230	2.19%	835,473	2,529	1.21%
Noninterest-bearing liabilities:
Demand deposits	466,397			377,191
Accrued interest payable and other liabilities	11,540			7,995
Total noninterest-bearing liabilities	477,937			385,186
Total liabilities	1,432,119			1,220,659
Shareholders’ equity	212,257			151,357
Total liabilities and shareholders’ equity	$1,644,376			$1,372,016
Net interest income		$18,371			$14,892
Net interest spread(2)			4.70%			4.80%
Net interest margin(3)			5.36%			5.14%

(1)           Yields on tax-exempt securities are calculated on a fully taxable equivalent basis assuming a 35% tax rate.

(2)           Represents the average rate earned on interest-earning assets less the average rate paid on interest-bearing liabilities.

(3)           Represents net interest income on a fully taxable equivalent basis as a percentage of average interest-earning assets.

State National Bancshares, Inc.

Yield Analysis

Years Ended

	December 31, 2005			December 31, 2004
	Average Balance	Interest Income/ Expenses	Yield/ Rate(1)	Average Balance	Interest Income/ Expense	Yield/ Rate(1)
	(Dollars in thousands)
Assets:
Interest earnings assets:
Loans, net of unearned income	$989,406	$70,990	7.18%	$825,981	$52,951	6.41%
Securities	163,419	6,747	4.13%	194,622	7,508	3.86%
Time deposits in other banks	16,979	398	2.34%	13,501	175	1.30%
Federal funds sold	28,416	1,102	3.88%	31,603	409	1.29%
Total interest-earnings assets	1,198,220	79,237	6.61%	1,065,707	61,043	5.73%
Noninterest-earning assets:
Cash and due from banks	63,670			53,580
Intangible assets	92,949			63,781
Premises and equipment, net	38,067			27,597
Accrued interest receivable and other assets	48,051			41,617
Allowance for loan losses	(11,915)			(10,999)
Total noninterest-earning assets	230,822			175,576
Total assets	$1,429,042			$1,241,283
Liabilities and shareholders equity:
Interest-bearing liabilities:
Demand, savings and money market deposits	$463,836	4,241	0.91%	$420,091	1,854	0.44%
Time deposits	295,619	7,057	2.39%	293,157	4,782	1.63%
Fed funds purchased and securities sold under agreement to repurchase	23,174	635	2.74%	22,181	176	0.79%
Subordinated notes payable	47,000	3,212	6.83%	44,423	2,233	5.03%
Note payable	1,688	83	4.92%	952	48	5.04%
Total interest-bearing liabilities	831,317	15,228	1.83%	780,804	9,093	1.16%
Noninterest-bearing liabilities:
Demand deposits	416,168			316,207
Accrued interest payable and other liabilities	10,043			8,611
Total noninterest-bearing liabilities	426,211			324,818
Total liabilities	1,257,528			1,105,622
Shareholders’ equity	171,514			135,661
Total liabilities and shareholders’ equity	$1,429,042			$1,241,283
Net interest income		$64,009			$51,950
Net interest spread(2)			4.78%			4.57%
Net interest margin(3)			5.34%			4.87%

(1)           Yields on tax-exempt securities are calculated on a fully taxable equivalent basis assuming a 35% tax rate.

(2)           Represents the average rate earned on interest-earning assets less the average rate paid on interest-bearing liabilities.

(3)           Represents net interest income on a fully taxable equivalent basis as a percentage of average interest-earning assets.

Cash Earnings Per Share

Our balance sheet has a significant amount of intangible assets and a corresponding amount of intangible amortization, creating a wide margin between GAAP and Cash (GAAP EPS plus tax effected intangible amortization expense per share) EPS.  Cash EPS is a good indicator of the increase in tangible book value per share (see below) when dividends have not been paid.  Therefore, we believe cash EPS is a very important performance measurement for our company.  Below is a table reconciling GAAP EPS to cash EPS for the quarters ended December 31, 2005 and December 31, 2004 and for the years ended December 31, 2005 and December 31, 2004.

	Three Months Ended		Years Ended Dec 31,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
GAAP EPS fully diluted	$0.41	$0.37	$1.54	$1.37
Intangible amortization expense per share tax effected	0.05	0.05	0.21	0.19
Cash EPS fully diluted	$0.46	$0.42	$1.75	$1.56

Cash earnings per diluted common share was $0.46 for the three months ended December 31, 2005 compared with $0.42 for the same period in 2004, which represents an increase of 9.5% per share.  Net income per diluted common share was $1.75 for the year ended December 31, 2005, compared to $1.56 for the comparable period in 2004 which represents an increase of 12.2% on a per share basis.

Tangible Book Value

Tangible book value is another important value and regulatory measurement.  Due to the Heritage acquisition, we will create a significant deferred tax asset as we amortize the goodwill and core deposit intangible balances for tax purposes.  The table below details the estimated amount of the deferred tax asset that would be created if all intangibles were written off for tangible book value calculation purposes.

Year Ended
Dec 31, 2005
(unaudited)

Stockholders’ equity	$212,257
Less goodwill	(100,486)
Less other intangible assets	(17,936)
Plus estimated deferred tax asset related to goodwill and other intangibles	16,661
Tangible book value	$110,496

Shares outstanding	11,971,107

Tangible book value per share	$9.23